SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 19, 2000
                                                        ------------------

                           ONLINETRADINGINC.COM CORP.
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                         ------------------------------
                 (State or other jurisdiction of incorporation)

          333-75119                                              65-0607814
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   (Commission File Number)                                   (I.R.S. Employer
                                                             Identification No.)

          2700 NORTH MILITARY TRAIL, SUITE 200
                 BOCA RATON, FLORIDA                           33431
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       (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (561) 995-1010
                                                          ----------------

                                       N/A
         -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 7
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ITEM 5.           OTHER EVENTS.

         On January 19, 2000, Omega Research, Inc. ("Omega") and onlinetradinginc.com corp., a Florida corporation ("Online"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") under which Omega and Online are to be merged in a stock-for-stock transaction.

         The parties to the Merger Agreement are Omega, Online, Online Trading Group, Inc., a newly-formed Florida corporation that will be the holding company for Omega and Online upon completion of the merger transactions ("Holding Company"), Omega Acquisition Corporation, a newly-formed Florida corporation that is owned by Holding Company ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a newly-formed Florida corporation that is owned by Holding Company ("Online Merger Sub"). Under the Merger Agreement, Omega Merger Sub will merge into Omega, and Online Merger Sub will merge into Online (the "Mergers"). Omega and Online, as surviving corporations of the Mergers, shall then be wholly-owned subsidiaries of Holding Company. In connection with the Mergers, shareholders of Omega and Online will exchange their respective shares of common stock in those companies for shares of common stock of Holding Company (the "Exchanged Holding Company Shares") pursuant to the formulae described below. Holding Company is to be the publicly-traded company -- the Exchanged Holding Company Shares are to be registered and are to be listed on The Nasdaq National Market.

         The exchange ratio formulae ("Exchange Ratio") in the Merger Agreement, including the Exchange Ratio "floor" and "ceiling" relating to Online shareholders, are designed so that upon completion of the Mergers, Online's shareholders will own no less than 38% of the shares of common stock of Holding Company on a fully diluted basis as of the date of the Merger Agreement, and no more than approximately 43% of the shares of Holding Company on a fully diluted basis. Omega's shareholders will own the remaining shares of Holding Company (62% to approximately 57% on a fully diluted basis).

         The Exchange Ratio for Omega's common stock is fixed at one Exchanged Holding Company Share for each outstanding share of Omega common stock owned by Omega shareholders (a fixed 1 to 1 ratio). The Exchange Ratio (subject to the "floor" and "ceiling" described below) for Online common stock is (a) $11.0625 (the average of the last sale prices of a share of Online common stock over the 10-day trading period that ended on January 18, 2000), divided by (b) the average of the last sale prices of a share of Omega common stock over the 10-day trading period that ends on the third day prior to the closing of the Mergers. Regardless of the result of such formula, in no event shall the Exchange Ratio related to the Online common stock be lower than 1.3817 (which results in a 38% Online shareholders/62% Omega shareholders ownership of Holding Company on a fully diluted basis) or higher than 1.7172 (which results in an approximate 43% Online shareholders/57% Omega shareholders ownership of Holding Company on a fully diluted basis).

         The board of directors of Holding Company will, after the Mergers, initially consist of eight members: five members, including two independent directors, designated by Omega and three members, including one independent director, designated by Online.

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

         While the Mergers and the Merger Agreement are subject to approval by the shareholders of each of Omega and Online, in connection with the execution of the Merger Agreement (a) certain affiliates of William R. Cruz and Ralph L. Cruz (the Co-Chairman and Co-Chief Executive Officers of Omega) owning in the aggregate approximately 75% of the outstanding shares of Omega common stock have each entered into a shareholder agreement, a copy of the form of which is attached as Exhibit 2.2 hereto and incorporated by reference herein (the "Omega Shareholder Agreement"), with Online and Holding Company, pursuant to which such shareholders have agreed to vote their shares of Omega common stock in favor of the Mergers and the approval of the Merger Agreement, and (b) certain officers and directors of Online (Andrew A. Allen, Farshid Taffazoli, E. Steven zum Tobel and Derek Hernquist) and/or their respective affiliates and a former director of Online (Benedict S. Gambino) owning in the aggregate approximately 77% of the outstanding shares of Online common stock have entered into a shareholder agreement, a copy of the form of which is attached as Exhibit 2.3 hereto and incorporated by reference herein (the "Online Shareholder Agreement"), with Omega and Holding Company, pursuant to which such shareholders have agreed to vote their shares of Online common stock in favor of the Mergers and the approval of the Merger Agreement. Each of the Omega Shareholder Agreement and Online Shareholder Agreement will terminate on, among other events, the termination of the Merger Agreement in accordance with its terms.

         The closing of the Mergers are also subject to NASD approval of a change in control of Online, a licensed broker-dealer, the filing with the Securities and Exchange Commission and effectiveness of a registration statement on Form S-4 for the Exchanged Holding Company Shares and the listing of the Exchanged Holding Company Shares on The Nasdaq National Market, as well as customary closing conditions.

         In connection with the Merger Agreement, Omega and Online also entered into two Stock Option Agreements (individually, a "Stock Option Agreement" and collectively, the "Stock Option Agreements"). Pursuant to the Online Stock Option Agreement, Online granted Omega an option, exercisable under certain circumstances, including, without limitation, the acceptance by Online's board of directors of an alternative takeover proposal, to purchase up to an aggregate of 2,294,129 newly issued shares of Online common stock at an exercise price of $11.0625 per share. Pursuant to the Omega Stock Option Agreement, Omega granted Online an option, exercisable under certain circumstances, including, without limitation, the acceptance by Omega's board of directors of an alternative takeover proposal combined with the termination of the Merger Agreement by Omega, to purchase up to an aggregate of 4,892,573 newly issued shares of Omega common stock at an exercise price of $6.4422 per share. A copy of each of the Omega Stock Option Agreement and Online Stock Option Agreement is attached as Exhibits 2.4 and 2.5 hereto, respectively, and incorporated by reference herein. In addition, Online agreed to pay Omega a $5.0 million break-up fee in certain circumstances (including, without limitation, on acceptance by Online's board of directors of an alternative takeover proposal), and Omega agreed to pay Online a $5.0 million break-up fee in certain circumstances (including, without limitation, on acceptance by Omega's board of directors of an alternative takeover proposal combined with termination of the Merger Agreement by Omega).

         A copy of the Merger Agreement (including exhibits thereto) is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement, the Omega Shareholder Agreement, the Online Shareholder Agreement and the Stock Option Agreements set forth herein does not purport to be complete and is qualified in its entirety by the provisions of such agreements.

         On January 20, 2000, Omega and Online issued a joint press release concerning the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

         EXHIBIT NO.                  DESCRIPTION

             2.1 Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 by and among Omega Research, Inc., olinetradinginc.com corp., Online Trading Group, Inc., Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, together with the following exhibits thereto: (i) Form of Omega Affiliate Agreement;
                       (ii) Form of Online Affiliate Agreement; (iii) Form of Employment Agreement; and (iv) Form of Non-Competition and Non-Disclosure Agreement

             2.2 Form of Omega Shareholder Agreement dated January 19, 2000 among Online Trading Group, Inc., onlinetradinginc.com corp. and each applicable Omega shareholder

             2.3 Form of Online Shareholder Agreement dated January 19, 2000 among Online Trading Group, Inc., Omega Research, Inc. and each applicable Online shareholder

             2.4 Omega Stock Option Agreement dated January 19, 2000 between Omega Research, Inc. and onlinetradinginc.com corp.

             2.5 Online Stock Option Agreement dated January 19, 2000 between Omega Research, Inc. and onlinetradinginc.com corp.

             99.1 Press Release of Omega Research, Inc. and onlinetradinginc.com corp. dated January 20, 2000

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        onlinetradinginc.com corp.


Date:  January 28, 2000                 By: /s/  E. Steven zum Tobel
                                           -------------------------------------
                                              E. Steven zum Tobel, President

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

                                  EXHIBIT INDEX

  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------

    2.1 Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 by and among Omega Research, Inc., onlinetradinginc.com corp., Online Trading Group, Inc., Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, together with the following exhibits thereto: (i) Form of Omega Affiliate Agreement; (ii) Form of Online Affiliate Agreement; (iii) Form of Employment Agreement; and (iv) Form of Non-Competition and Non-Disclosure Agreement

    2.2 Form of Omega Shareholder Agreement dated January 19, 2000 among Online Trading Group, Inc., onlinetradinginc.com corp. and each applicable Omega shareholder

    2.3 Form of Online Shareholder Agreement dated January 19, 2000 among Online Trading Group, Inc., Omega Research, Inc. and each applicable Online shareholder

    2.4 Omega Stock Option Agreement dated January 19, 2000 between Omega Research, Inc. and onlinetradinginc.com corp.

    2.5 Online Stock Option Agreement dated January 19, 2000 between Omega Research, Inc. and onlinetradinginc.com corp.

    99.1 Press Release of Omega Research, Inc. and onlinetradinginc.com corp. dated January 20, 2000.

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